EXHIBIT 3(i)








                            DOMINION RESOURCES, INC.

                            ARTICLES OF INCORPORATION



                             As amended and restated
                            Effective August 9, 1999





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ARTICLE I.        NAME
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                  The name of the Corporation is Dominion Resources, Inc.


ARTICLE II.             PURPOSE
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                  The purpose for which the Corporation is organized is to
                  transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.


ARTICLE III.      STOCK
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                  DIVISION A -- COMMON STOCk

                  The Corporation shall have authority to issue 500,000,000 shares of Common Stock without par value.

                  Dividends may be paid upon the Common Stock out of any assets of the Corporation available for dividends remaining after full dividends on the outstanding Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Preferred Stock shall have been made.

                  In the event of any liquidation, dissolution or winding up of the Corporation the Board of Directors may, after satisfaction of the rights of the holders of all shares of preferred Stock, or the deposit in trust of money adequate for such satisfaction, distribute in kind to the holders of the Common Stock all then remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any of such remaining assets of the Corporation and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations and may sell all or any part of the consideration received therefor and distribute all or the balance thereof in kind to the holders of the Common Stock.
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                  The holders of the Common Stock shall, to the exclusion of the holders of the Preferred Stock, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise recited or provided in the provisions of these Articles of Incorporation applicable to the Preferred Stock.

                  Subject to the provisions of these Articles of Incorporation applicable to the Preferred Stock, the Corporation may from time to time purchase or otherwise acquire for a consideration or redeem (if permitted by the terms thereof) share of Common Stock or shares of any other class of stock hereafter created ranking junior to the Preferred Stock in respect of dividends or assets and any shares so purchased or acquired may be held or disposed of by the Corporation from time to time for its corporate purposes or may be retired as provided by law.

                  DIVISION B --- PREFERRED STOCk

                  The Corporation shall have authority to issue 20,000,000 shares of Preferred Stock.

                  The Board of Directors is hereby empowered to cause any class of the Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses
                  (a)-(k) below, as shall be determined by the Board of Directors.

                  The shares of Preferred Stock of different classes or series may vary as to:

                 (a) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof;

                 (b) whether the shares of such class or series shall have
                     voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more that one vote per share;

                 (c) the rate or rates (which may be fixed or variable) at
                     which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

                 (d) whether the shares of such class or series shall be
                     subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

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                 (e) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                 (f) whether the shares of such class or series shall be
                     subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                 (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any class or any other series of such class or any other securities (including common stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                 (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

                 (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class;

                 (j) the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and

                 (k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.
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                  In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of these Articles of Incorporation applicable to the Preferred Stock, the holders of the Preferred Stock shall have no claim to any of the remaining assets of the Corporation.

                  The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding. All shares of Preferred Stock of each series shall be equal in all respects.

                  DIVISION C -- GENERAL PROVISIONs

                  The number of authorized shares of capital stock of the Corporation, or the amount of capital represented thereby, may be increased or decreased in the manner and subject to the conditions and limitations prescribed by the laws of the Commonwealth of Virginia, as they now and may hereafter exist, and subject to the provisions hereinafter contained.

                  Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the Preferred Stock, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

                  The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interests of the Corporation; and said board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared as dividends and paid to the stockholders of the Corporation.

                  No stockholder shall have any pre-emptive right to acquire unissued shares of the Corporation or to acquire any securities convertible into or exchangeable for such shares or to acquire any options, warrants or rights to purchase such shares.
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                  Each holder of record of outstanding shares of stock entitled to vote at any meeting of stockholders shall, as to all matters in respect of which such stock has voting power, be entitled to one vote for each share of such stock held by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy. Except as herein expressly provided, or mandatorily provided by the laws of the Commonwealth of Virginia, a quorum at any meeting shall consist of a majority of the shares outstanding, and a plurality vote of such quorum shall govern.

                  The Board of Directors of the Corporation may, by resolution, determine that only a part of the consideration which it is to receive for any shares of stock which it shall issue shall be capital and that the balance of such consideration (not greater, however, that the excess of such consideration over the par value, if any, of such shares) shall be capital surplus of the Corporation.


ARTICLE IV.       OFFICES
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                  The principal office of the Corporation in the Commonwealth of
                  Virginia is to be located in the City of Richmond.


ARTICLE V.        DIRECTORS AND OFFICERS
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                  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than ten nor more than seventeen Directors, the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors then in office or at least two-thirds of the shares entitled to vote at a meeting of Stockholders. Each Director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors shall shorten the term of any incumbent Director.

                  Notwithstanding, the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.
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                  If the office of any Director shall become vacant, the
                  Directors at the time in office, whether or not a quorum, may, by majority vote of the Directors then in office, choose a successor who shall hold office until the next annual meeting of stockholders. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.

                  Directors of the Corporation may be removed by stockholders of the Corporation only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

                  Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

                  Notwithstanding any other provision of the Articles of Incorporation or the Bylaws, the affirmative vote of at least two-thirds of the outstanding shares entitled to vote shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of, this
                  Article V or Articles IV and IX of the Bylaws.


ARTICLE VI.       LIMIT ON LIABILITY AND INDEMNIFICATION
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                  1. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

                  2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum or disinterested Directors, to contract in advance to indemnify any Director or officer.
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                  3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

                  4. The Corporation my purchase and maintain insurance to
                     indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article an may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

                  5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

                  6. The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. no amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

                  7. Reference herein to Directors, officers, employees or
                     agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.